UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 21, 2019

Commission File Number: 001-38458
LEVEL ONE BANCORP, INC.
(Exact name of registrant as specified in charter)

Michigan (State or other jurisdiction of incorporation)	71-1015624 (I.R.S. Employer Identification No.)

32991 Hamilton Court Farmington Hills, MI (Address of principal executive offices)	48334 (Zip code)
(248) 737-0300
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company    ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events

On March 21, 2019, Level One Bancorp, Inc. issued a press release announcing that its Board of Directors had declared a quarterly cash dividend on its common stock of $0.04 per share payable on April 15, 2019, to shareholders of record on March 31, 2019. This quarterly cash dividend of $0.04 per share represents an increase of $0.01 per share, compared to $0.03 per share declared in prior quarter. A copy of this press release is included as Exhibit 99.1 to this report on Form 8-K.

Item 9.01.     Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Level One Bancorp, Inc. Press Release dated March 21, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2019
LEVEL ONE BANCORP, INC.

	By:	/s/ David C. Walker
	Name:	David C. Walker
	Title:	Executive Vice President and Chief Financial Officer